Exhibit 10(y)

BDM INTERNATIONAL, INC.

DEFINED CONTRIBUTION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective October 8, 1993

TABLE OF CONTENTS

				PAGE

Article 1		-	NAME AND DEFINITIONS

	1.1		Name	2

	1.2		Definitions	2

Article 2		-	BENEFITS

	2.1		Computation of Benefits	4

	2.2		Form of Retirement Benefit Payments	4

	2.3		Death Before Benefit Payments Commence	6

	2.4		Time of Benefit Payments	6

Article 3		-	ADMINISTRATION

	3.1		Duties of Committee	7

	3.2		Finality of Decisions	7

Article 4		-	AMENDMENT, TERMINATION, AND LOSS OF BENEFITS

	4.1		Amendment and Termination	8

	4.2		Contractual Obligation	8

	4.3		Loss of Benefits	8

Article 5		-	MISCELLANEOUS

	5.1		Rights of Participants	9

	5.2		Inalienability of Benefits	9

	5.3		Applicable Law	9

	5.4		Unfunded Plan	9

	5.5		Successor Organizations	9

Exhibit A

BDM INTERNATIONAL, INC.

Defined Contribution Supplemental Executive Retirement Plan

(Effective October 8, 1993)

      BDM International, Inc. hereby establishes the BDM International, Inc. Defined Contribution Supplemental Executive Retirement Plan for the benefit of eligible employees effective October 8, 1993.

Article 1

NAME AND DEFINITIONS

1.1	Name. The plan as set forth herein or in any amendment hereof shall be known as the BDM International, Inc. Defined Contribution Supplemental Executive Retirement Plan, herein referred to as the “Plan.”

1.2	Definitions. For purposes of this Plan, the following terms, when capitalized, shall have the following meanings:

a.	“Actuarially Equivalent” shall mean having the same value when computed based on the UP-1984 Table and 8% interest.

b.	“Beneficiary” means a person designated by the Member, with the right of the Member to change the designation, or the Member’s estate if the Member does not designate a person or the designated person does not survive the Member.

c.	“Board” means the Board of Directors of BDM International, Inc., or any successor thereto.

d.	“Code” means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

e.	“Committee” means the Compensation Committee of the Board.

f.	“Company” means BDM International, Inc., any successor thereto, or any subsidiary thereof.

g.	“Member” means the individuals set forth in Exhibit A, plus any other individuals specifically designated by the Board to participate in the Plan.

h.	“Regular Full-Time Employee” means an individual in the full-time employment of the Company in an established job requiring a minimum of forty Hours of Service per week; provided, however, that an individual is not a “Regular Full-Time Employee” while he is on disability or a leave of absence or if he is employed on a temporary basis.

Article 2

BENEFITS

2.1	Computation of Benefits. Each Member shall be entitled to a benefit which is Actuarially Equivalent to an account balance. Such account balance will be credited with the contribution amount set forth opposite the Member’s name in Exhibit A, attached hereto, each December 31 the Member is employed by the Company from his Date of Membership, as specified in Exhibit A, to his date of termination of employment with the Company, inclusive. Notwithstanding the preceding sentence, the account balance will be credited with the contribution amount on a December 31 only if the Member was continuously employed by the Company during the preceding 12 months as a Regular Full-Time Employee. On each December 31 the Member is employed by the Company from his date of Membership, as specified in Exhibit A, to his date of termination of employment with the Company, inclusive, such account balance (before being credited with the contribution amount on such December 31) will be credited with interest at the rate of 8%. The benefit shall be payable in one of the forms described in Section 2.2 or 2.3, commencing at the time described in Section 2.4.

2.2	Form of Retirement Benefit Payments.

a.	A Member may elect to have his benefit, as determined under Section 2.1, paid in one of the following forms if he survives to the time of benefit payments described in Section 2.4:

i.	A monthly benefit payable for life to the Member. Benefit payments under this option shall terminate with the monthly payment preceding the date of death of the Member.

ii.	A joint and survivor benefit providing a monthly benefit payable for life to the Member, with 100%, 66-2/3% or 50% of the benefit, as elected by the Member, continuing after his death for the remaining lifetime of a beneficiary the Member last designates prior to the time of benefit payments described in Section 2.4. Benefit payments under this option shall terminate with the monthly payment preceding the date of death of the Member or such beneficiary, whoever is last to survive.

iii.	A ten-year certain and life benefit providing a monthly benefit payable for life to the Member with 120 monthly payments guaranteed to the Member or his Beneficiary in the event of the Member’s death. Benefit payments under this option shall terminate with the later of the monthly benefit payment preceding the date of death of the Member or the 120th monthly benefit payment.

b.	The election of any form of benefit shall become effective only at the time of benefit payments described in Section 2.4. The election may be made or revoked by the Member without the consent of any other person, shall be made or revoked on a form prescribed by and filed with the Committee, and may be made or revoked at any time before the time of benefit payments. If the Member fails to make a timely election of a form of benefit or revokes a prior election and fails to make a timely election of a new form of benefit, the benefit shall be paid in the form described in Section 2.2 a.i.

2.3	Death Before Benefit Payments Commence. If a Member dies before the time of benefit payments described in Section 2.4, his benefit, as determined under Section 2.1, shall be paid in a single sum to his Beneficiary.

2.4	Time of Benefit Payments. Benefits due under this Plan shall be paid or commence to be paid as of the first day of the month coincident with or next following the Member’s termination of employment with the Company.

Article 3

ADMINISTRATION

3.1	Duties of Committee. This Plan shall be administered by the Committee according to the provisions set forth herein.

3.2	Finality of Decisions. The decisions made and the actions taken by the Committee in the administration of this Plan shall be final and conclusive on all persons, and the members of the Committee shall not be subject to individual liability with respect to this Plan.

Article 4

AMENDMENT, TERMINATION, AND LOSS OF BENEFITS

4.1	Amendment and Termination. While the Company intends to maintain this Plan for as long as necessary, the Board reserves the right to amend and/or terminate this Plan at any time for whatever reasons it may deem appropriate provided that no amendment shall be effective to reduce the amount of benefit accrued by the Member as of the amendment date. Should the Company terminate the Plan, the Member’s benefit accrued to the date of termination shall be distributed in a lump sum as soon as administratively feasible.

4.2	Contractual Obligation. The Member and his beneficiaries shall have a contractual right to the benefits accrued under this Plan. However, the right to those benefits are solely those rights of an unsecured general creditor of the Company.

4.3	Loss of Benefits. Notwithstanding Section 4.2, if a Member (a) is discharged by the Company because of dishonesty, fraud, misappropriation of funds, or commission of a felony arising out of any act directly affecting the Company in his capacity as an employee, or (b) engages in any activity which is competitive with or adverse to any activity of the Company, in the sole discretion of the Committee, such Member’s (and his Beneficiary’s) rights to any benefits under this Plan may be cancelled.

Article 5

MISCELLANEOUS

5.1	Rights of Participants. Nothing contained in this Plan shall be construed as a contract of employment between the Company and a Member, or as a right of any Member to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any Member, with or without cause.

5.2	Inalienability of Benefits. The benefits payable under this Plan may not be assigned or alienated.

5.3	Applicable Law. The provisions of this Plan shall be construed, regulated, and administered under and in accordance with the laws of the Commonwealth of Virginia.

5.4	Unfunded Plan. The Plan is an unfunded plan maintained to provide deferred compensation benefits for a select group of management and highly compensated employees. Reference to the calculation of a Member’s benefit is for recordkeeping purposes only and is not to be construed as being funded or creating a trust fund.

5.5	Successor Organizations. This Plan shall inure to the benefit of the Company and the Member and be binding on the Company and its successors and assigns. If a successor organization refuses to accept the rights and obligations of this Plan, the Plan shall terminate prior to assignment by the Company and all accrued undistributed benefits shall be distributed in a lump sum as soon as administratively feasible.

      IN WITNESS WHEREOF, BDM International, Inc., by its authorized officers, has caused this document to be executed on the 10th day of November, 1993.

BDM INTERNATIONAL, INC.

	By:	/s/ Philip A Odeen

Philip A. Odeen, President

ATTEST:

/s/ John F. McCabe

John F. McCabe, Secretary

EXHIBIT A

Member	Contribution Amount	Date of Membership

Philip A. Odeen	$57,223	December 17, 1993

Roy V. Woodle	$44,000	October 8, 1993

John J. Todd	$20,345	January 1, 1996